SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                     _________________________________

                                 FORM 8-K

                              Current Report
                   Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   April 5, 2002


                   TRANSPORTATION LOGISTICS INT'L, INC.
          ----------------------------------------------------
         (Exact name of Registrant as Specified in its Charter)


        Colorado                     0-25319                84-1191355
-----------------------          ---------------         ----------------
(State of Incorporation)         (Commission File         (IRS Employer
                                  Number)                  Identification No.)


                   136 Freeway Drive, East Orange, NJ 07018
                   ----------------------------------------
                   (Address of principal executive offices)

                               (973) 266-7020
                       -----------------------------
                       Registrant's Telephone Number





                                  EXHIBITS

99. Letter to the Shareholders dated April 5, 2002.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          	TRANSPORTATION LOGISTICS INT'L, INC.

Dated: April 5, 2002            By:/s/ Michael Margolies
                                --------------------------
                                Michael Margolies
                                Chief Executive Officer


           *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *

                                                          EXHIBIT 99

Transportation Logistics Int'l Inc.
136 Freeway Drive, East Orange, N.J.  07018
Phone (973) 266-7020   -   Fax (973) 266-7030
      Website:  wwwtranslogisticsnetwork.com
Email address:  www.tliintl@aol.com
        OTCBB:  (TRPL)


April 5, 2002

Dear Shareholder:

As I write this letter I can't help but reflect on the dramatic progress our company has made during the recently completed first quarter of this year. The last ninety days have been an exciting and challenging time for Transportation Logistics. Our goal for 2002 is to strengthen the foundation of our company through strategic acquisition and vertical integration, and I am pleased to report that we are significantly ahead of schedule.

Milestone events over the past quarter include:

     * The formation of Translogistics, Inc., as a wholly owned subsidiary to offer third party logistics management and services. This will increase our non-cyclical revenue stream at an extremely high return on investment and leverage our expertise and in depth industry knowledge. The Translogistics division continues to grow daily thru expansion of its customer base and agent network.

     * Creating a financing division for Translogistics Inc. to provide financial and administrative assistance to our qualified logistics partners. This will capitalize on the extensive relationship building and account processes we have built over the past three years, helping us monetize this effort for our shareholders.

     * Expanding our capabilities in Trans-Oceanic cargo shipment by negotiating supply contracts directly with major shipping lines, thus creating significant savings for our client base and further enhancing our value proposition. Additionally this will allow us to increase our global reach as a logistics management and services company.

     * Furthering our global expansion plan through opening offices in Guinea, West Africa.

     * Expanding our ground transportation division by signing new contracts and acquiring new equipment, capitalizing on our existing technical infrastructure by growing revenues with minimal incremental cost.

     * By selling a segment of our HumanaForce LLC division we have retained gross revenue benefits and profit participation, allowing us to focus on building our core business without the day-to-day management responsibilities for HumanaForce.

     * Driving a reduction of over 300% in insurance claims as a result of the ongoing safety and employee education program in our Pupil Transportation Inc. division. This is statistical evidence that our leading edge technology works - for us, and going forward, for our clients.


Detail on the above activities will be reflected in our 10Q filing with the SEC on May 15th and our fiscal 2001 results will be reported in our 10K filing on April 15th.

Contrary to overall trends in the Transportation and Logistics Industry, our company is healthy and rapidly growing. Due to the changes we have implemented over the past year our business is becoming less cyclical, more diversified and a true global player on the verge of leveraging our unique expertise and intellectual capital.

The second quarter looks very promising and supports our vision of where we want Transportation Logistics to be by the end of this year. Additionally, we expect to maximize the potential of recent changes in the global economy to the benefit of our shareholders.

We thank you for your continued support and enthusiasm.

Sincerely,


Michael Margolies
Chairman of the Board